Exhibit 3.2(aj)

AMENDMENT TO PARTNERSHIP AGREEMENT

OF

BEAZER HOMES TEXAS, L.P.

This Amendment (this “Amendment”) to the Agreement of Limited Partnership of Beazer Homes Texas, L.P., a Delaware limited partnership (the “Partnership”), is made and entered into as of April 3, 2014, by Beazer Homes Texas Holdings, Inc., a Delaware corporation (“BHTH”), and Beazer Homes Holdings Corp., a Delaware corporation (“BHHC”), such Amendment to be effective as of January 1, 2000.

WHEREAS, the Partnership was formed on March 26, 1996 by the filing of a Certificate of Partnership with the Delaware Secretary of State; and

WHEREAS, pursuant to the Agreement of Limited Partnership, dated as of March 26, 1996 (the “Partnership Agreement”), between BHTH and BHHC, BHTH was designated as the general partner, with a 1% ownership interest in the Partnership, and BHHC was designated as the limited partner, with a 99% ownership interest in the Partnership; and

WHEREAS, pursuant to a unanimous written consent of the directors of BHHC dated as of August 9, 2000 (the “Prior Resolutions”), BHHC transferred and conveyed, effective January 1, 2000 (the “Transfer”), its 99% limited partner interest in the Partnership to Beazer Homes Corp. (“BHC”), a Tennessee corporation and wholly-owned subsidiary of BHHC; and

WHEREAS, the parties hereto have determined to enter into this Amendment in order to clearly and accurately memorialize the Transfer in accordance with the specific terms of the Partnership Agreement; and

WHEREAS, concurrent herewith, BHTH, BHHC and BHC have entered into a Consent to Transfer of Partnership Interest and Joinder to Partnership Agreement of Beazer Homes Texas, L.P.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1.	Exhibit A to the Partnership Agreement is hereby amended and restated in its entirety to read as follows:

Exhibit A

Capital Contributions

General Partner	Capital Contribution	Percentage Interest

Beazer Homes Texas Holdings, Inc.	$1	1%

Limited Partner	Capital Contribution	Percentage Interest

Beazer Homes Corp.	$99	99%

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above, such Amendment to be effective as of January 1, 2000.

BEAZER HOMES TEXAS HOLDINGS, INC.

By:	/s/ Kenneth F. Khoury
Name:	Kenneth F. Khoury
Title:	Executive Vice President and Secretary

BEAZER HOMES HOLDINGS CORP.

By:	/s/ Kenneth F. Khoury
Name:	Kenneth F. Khoury
Title:	Executive Vice President and Secretary